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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1989, 1991 and 1993 stock option plans and the 1995 performance equity plan, (Form S-8 No. 33-00142), (Form S-8 No. 33-00144), Employee Stock Purchase Plan (Form S-8 No. 333-30197), 1995 Nonqualified Stock Option Plan for Non-Employee Directors and certain nonqualified stock options (Form S-8 No. 333-31439), Senior PIK Preferred Stock (Form S-4 No. 333-42017), Senior Secured Notes (Form S-4 No. 333-42037), and Registration of shares underlying certain warrants (Form S-3 No. 333-50853) of our report dated February 19, 1999, with respect to the consolidated financial statements of Source Media, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                           /s/ ERNST & YOUNG LLP


Dallas, Texas
March 29, 1999